                          GENERAL MOTORS CORPORATION



                                   FORM 8-K

                                CURRENT REPORT

                        DATE OF REPORT - MARCH 12, 1996

                         FILED PURSUANT TO SECTION 13

                                    OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004


                                   FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                      THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report
(Date of earliest event reported) March 12, 1996
                                  --------------


                          GENERAL MOTORS CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



      STATE OF DELAWARE                   1-143                  38-0572515
----------------------------    ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
 of incorporation)                                           Identification No.)





    767 Fifth Avenue, New York, New York                        10153-0075
3044 West Grand Boulevard, Detroit, Michigan                    48202-3091
--------------------------------------------                    ----------
  (Address of principal executive offices)                      (Zip Code)





Registrant's telephone number, including area code          (313)-556-5000
                                                            --------------

ITEM 5. OTHER EVENTS

     On March 12, 1996, Electronic Data Systems Holding Corporation, a wholly owned subsidiary of General Motors Corporation, issued a press release regarding its adoption of a stockholder rights plan. The release was as follows:

                               EDS NEWS RELEASE

     PLANO, Texas--Electronic Data Systems Holding Corporation (EDS), the wholly owned Delaware subsidiary of General Motors Corporation (GM) through which GM owns Electronic Data Systems Corporation, announced today that its board of directors has adopted a stockholder rights plan.

     The EDS board adopted the rights plan in connection with GM's previously announced intention to pursue a split-off of EDS to GM's Class E stockholders by an exchange of EDS common stock for Class E stock. Upon any split-off of EDS from GM, the global information services company would become a publicly held corporation.

     The stockholder rights plan is intended to protect future public stockholders of EDS, including General Motors Class E shareholders who would become EDS stockholders if a split-off occurs, from abusive and coercive takeover tactics by third parties. The plan was adopted in advance of a split-off to provide EDS with protection against partial tender offers, open market accumulations and other abusive tactics that are unfair to the company and its stockholders. If a split-off of EDS occurs, a majority of EDS' board would consist of independent directors.

     The rights plan was not adopted in response to any known takeover threat. Hundreds of public companies, including about one-half of the "Fortune 500," have adopted stockholder rights plans.

     The rights plan, which became effective on Tuesday, calls for a distribution of rights to holders of the outstanding shares of EDS common stock, all of which at present are held by GM. Upon consummation of a split-off, each share of EDS common stock distributed in the split-off would have one attached right.

     Each right will entitle the holder of EDS stock to buy one one-hundredth (1/100) of a share of a new series of junior participating preferred stock at an exercise price of $200 per right. Each one one-hundredth (1/100) of a share of junior participating preferred stock would be essentially the economic equivalent of a share of EDS common stock. (The exercise price of $200 per right assumes one share of EDS common stock is exchanged in the split-off for each share of GM Class E stock.)

     The rights will attach to and trade with EDS common stock--and will not be exercisable--until after a person or group acquires 10 percent or more of EDS' common stock (including acquisitions resulting from the exchange in the proposed split-off of shares of GM Class E stock for shares of EDS common stock) or commences a tender offer that would result in ownership of 10 percent of EDS' common stock. The rights will not become exercisable as a result of GM's existing ownership of EDS or as a result of the acquisition of EDS stock in a split-off by the GM Hourly-Rate Employees Pension Plan.

     If a person or group acquires 10 percent or more of EDS' common stock, under the stockholder rights plan's "flip-in" provision the rights not held by the 10 percent stockholder will become rights to buy shares of EDS common stock at a 50 percent discount. The flip-in provison would not be activated by an acquisition pursuant to a tender offer for all outstanding shares of EDS common stock at a price and on terms determined to be fair by a majority of EDS' independent directors.

        After a "flip-in" event and prior to a person's or group's becoming the beneficial owner of 50 percent or more of the company's common stock, the board of directors may, in lieu of allowing the rights to be exercised, issue one share of common stock in exchange for--and in mandatory redemption of--all or any pro rated portion of the rights.

        The stockholder rights plan also includes a "flip-over" provision. If EDS were merged and its common stock were exchanged or converted, the new rights would "flip-over" and require that provision be made to entitle the holders to buy shares of the acquiring entity's common stock at a 50 percent discount.

        Also under the plan, the board of directors could redeem the rights of $.01 each at any time before the tenth day following the first public announcement of a 10 percent acquisition of EDS' common stock.

        In connection with any split-off, EDS will be entitled to the protections afforded by Section 203 of the Delaware General Corporation Law.

        As previously announced, the possible split-off through which EDS would become an independent, public company would occur only in a transaction that is deemed by the Board of Directors of GM to be fair to all classes of GM's common stockholders. GM announced in December that it had received a ruling from the U.S. Internal Revenue Service confirming that a split-off as contemplated by GM would be tax-free to GM and its common stockholders for U.S. federal income tax purposes. A split-off would be subject to approval by GM's Board of Directors and GM's common stockholders. No assurances can be given that a split-off of EDS will be proposed to GM's common stockholders or, if proposed, approved by them.

        Electronic Data Systems is a leader in the global information services industry. The company's more than 90,000 employees specialize in applying a range of ideas and technologies to help business and government customers improve their economics, products, services and customer relationships. GM stock reflecting the performance of EDS is traded on the New York Stock Exchange under the symbol GME. The company, which serves customers in 40 countries, reported revenues of $12.4 billion in 1995.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits

        Exhibit 4(d) Rights Agreement dated as of March 12, 1996 between Electronic Data Systems Holding Corporation and The Bank of New York, Rights Agent.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GENERAL MOTORS CORPORATION
                                              --------------------------
                                                      (Registrant)

Date March 15, 1996

                                              By

                                              s/Wallace W. Creek
                                              -------------------------------
                                              (Wallace W. Creek, Comptroller)





                                      -2-